ITC^DELTACOM, INC.

                                       and

                          MELLON INVESTOR SERVICES LLC

                                       as

                                  WARRANT AGENT

                   ------------------------------------------


                                WARRANT AGREEMENT

                           Dated as of March 29, 2005

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

W I T N E S S E T H:..........................................................1

SECTION 1.    APPOINTMENT OF WARRANT AGENT....................................1

SECTION 2.    ISSUANCE OF WARRANTS; WARRANT CERTIFICATES......................2

     2.1      Form and Dating.................................................2

     2.2      Execution.......................................................3

     2.3      Warrant Registrar...............................................3

     2.4      Holder Lists....................................................4

SECTION 3.    TERMS OF WARRANTS; EXERCISE OF WARRANTS.........................4

SECTION 4.    PAYMENT OF TAXES...............................................11

SECTION 5.    RESERVATION OF WARRANT SHARES..................................11

SECTION 6.    OBTAINING STOCK EXCHANGE LISTINGS..............................12

SECTION 7.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT
                 SHARES ISSUABLE.............................................12

SECTION 8.    FRACTIONAL INTERESTS...........................................26

SECTION 9.    WARRANT AGENT..................................................26

     9.1      Duties and Obligations; Limitations of Liability...............26

     9.2      Merger, Consolidation or Change of Name of Warrant Agent.......32

     9.3      Change of Warrant Agent........................................33

SECTION 10.   TRANSFER; REPLACEMENT; CANCELLATION............................34

     10.1     Transfer.......................................................34

     10.2     Replacement Warrants...........................................39

     10.3     Temporary Warrants.............................................40

     10.4     Cancellation...................................................41

SECTION 11.   NOTICES TO COMPANY AND WARRANT AGENT...........................41

SECTION 12.   SUPPLEMENTS AND AMENDMENTS.....................................43

SECTION 13.   SUCCESSORS.....................................................45

SECTION 14.   TERMINATION....................................................45

SECTION 15.   CERTAIN DEFINITIONS............................................46

SECTION 16.   WARRANT HOLDER NOT DEEMED A STOCKHOLDER........................55

SECTION 17.   GOVERNING LAW..................................................55

SECTION 18.   BENEFITS OF THIS AGREEMENT.....................................56

SECTION 19.   COUNTERPARTS...................................................56

EXHIBIT A       1

[FORM OF WARRANT CERTIFICATE].................................................1

[FACE]          1

WARRANT CERTIFICATE...........................................................3

ITC^DELTACOM, INC.............................................................3

[REVERSE OF WARRANT CERTIFICATE]..............................................6

[FORM OF ELECTION TO PURCHASE]...............................................11

(TO BE EXECUTED UPON EXERCISE OF WARRANT)....................................11

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL WARRANT.........................12

EXHIBIT B         1

[FORM OF INVESTMENT LETTER FOR EXERCISE]......................................1

EXHIBIT C         I

[FORM OF INVESTMENT LETTER FOR TRANSFER].......................................I

                                WARRANT AGREEMENT

     This  Warrant  Agreement,  dated  as  of  March  29,  2005  (this  "Warrant
Agreement" or "Agreement"), is between ITC^DeltaCom, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the "Warrant Agent"). Unless elsewhere defined herein, capitalized terms used herein shall have the meaning given to them in Section 15.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof, among the Company, the lenders named therein, the subsidiary guarantors named therein and the other parties thereto (the "Third Lien Credit Agreement"), the Company proposes to issue and deliver 20,000,000 warrants (each, a "Warrant") to purchase an equal number of shares, subject to adjustment in accordance with
Section 7 (the "Warrant Shares"), of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, the Company wishes the Warrant Agent to act as Warrant Agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrants and the other matters provided herein;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1.  APPOINTMENT OF WARRANT AGENT.

     The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2.  ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

     2.1   Form and Dating.

           (a) The Warrants shall be represented by certificates substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrant Certificates may have notations, legends or endorsements required by law, stock market or stock exchange rule or usage (none of which shall affect the rights, duties or obligations of the Warrant Agent as set forth in this Agreement). Each Warrant Certificate shall be dated the date of the countersignature by the Warrant Agent. The terms and provisions contained in the Warrant Certificates shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant Certificate conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

           (b) Warrants may be issued in global form and shall include the Global Warrant Legend set forth in Exhibit A hereto and the "Schedule of Exchanges of Interests in Global Warrant" attached thereto. Warrants may also be issued in definitive form but without the Global Warrant Legend and without the "Schedule of Exchanges of Interests in Global Warrant" (the "Definitive Warrants"). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each Global Warrant shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions or other adjustments pursuant to Section 7. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent (upon specific written instruction from the Company) in accordance with instructions given by the Holder thereof as required by Section 10.

     2.2   Execution.

           An Officer of the Company shall sign each Warrant Certificate on behalf of the Company by manual or facsimile signature. If the Officer of the Company whose signature is on a Warrant no longer holds that office at the time a Warrant Certificate is countersigned, such Warrant shall nevertheless be valid. A Warrant shall not be valid until countersigned by the manual or facsimile signature of the Warrant Agent. The signature of the Warrant Agent shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement. Upon its receipt of (i) a written order of the Company containing specific instructions signed by an Officer (a "Warrant Countersignature Order") and (ii) all other relevant information which the Warrant Agent may request, the Warrant Agent shall countersign Warrant Certificates for original issue up to the number of Warrants stated in the preamble hereto. The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

     2.3   Warrant Registrar.

           The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any Holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent (including any Warrant Registrar) that is not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as the Warrant Registrar, the Warrant Agent shall act as the Warrant Registrar. The Company or any of its subsidiaries may act as Warrant Registrar. The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants and The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Warrants. The Warrant Registrar is hereby granted all of the rights, powers, protections, indemnifications and exculpations that have been granted to the Warrant Agent under this Agreement, including, without limitation, the rights, powers, protections, indemnifications and exculpations granted under Section 9.

     2.4   Holder Lists.

           The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. The Company shall promptly furnish to the Warrant Agent, at such times as the Warrant Agent may request in writing, a list, in such form and as of such date as the Warrant Agent may reasonably require, of the names and addresses of the Holders.

SECTION 3. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

           (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time and from time to time during the period commencing on the 21st calendar day following the date on which the Company sends to its stockholders the information statement required pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended, in connection with stockholder approval of the issuance of the Warrants and the Warrant Shares upon exercise or conversion thereof, and ending immediately prior to 5:00 p.m., New York City time, on March 29, 2015 (the "Exercise Period"), to receive from the Company the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants upon payment, subject to
Section 3(f), of $0.60 per share of Common Stock, as adjusted from time to time in accordance with Section 7 (the "Exercise Price"), in cash, by wire transfer or by certified or official bank check payable to the order of the Company; provided that Holders holding Warrants shall be able to exercise their Warrants only in accordance with the procedures set forth in this Agreement and the Warrant Certificate and only if (i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various Holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on March 29, 2015 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends shall be made upon exercise of the Warrants.

           (b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Warrant Agent at its office set forth in Section 11
(i) the Warrant Certificate (in the
case of Definitive Warrants), (ii) the form of election to purchase on the reverse thereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and (iii) subject to Section 3(f), payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in Section 3(a).

           (c) If, at the time of the surrender of a beneficial interest in any Restricted Global Warrant or a Restricted Definitive Warrant in connection with any exercise of such Warrant, such exercise and the issuance of the Warrant Shares issuable upon such exercise shall not be registered under the Securities Act, it shall be a condition to such exercise and the issuance of such Warrant Shares that (i) the Holder of such Warrant furnish to the Company an investment letter substantially in the form of Exhibit B hereto and (ii) the Holder or each other Person to whom it is proposed that such Warrant Shares be issued qualify as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Company may waive compliance with such condition, in whole or in part, in its sole discretion.

           (d) Subject to the provisions of Section 10, upon specific written instruction from the Company, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, in such name or names as the Holder may designate in writing, a certificate or certificates for the number of whole Warrant Shares issuable upon exercise of the Warrants delivered by the Holder for exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and, subject to Section 3(f), payment of the Exercise Price; provided, however, that if such Person would be so deemed to have become a holder of record of Warrant Shares as of a date of record referred to in Section 7(d), then, notwithstanding the foregoing, such Person shall be deemed to have become a holder of record of such Warrant Shares on the first Business Day immediately following such date of record.

           (e) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, provided that Warrants may not be exercised by any Holder for an amount less than 100 Warrant Shares unless such Holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed promptly by the Company and delivered promptly to the Warrant Agent and, upon written notice thereof from the Company, the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall promptly deliver the new Warrant Certificate to the Person or Persons entitled to receive such new Warrant Certificate (as specified in writing by the Company).

           (f) Subject to the last sentence of this Section 3(f), in lieu of making the payment of the Exercise Price in connection with the exercise of each Warrant pursuant to Section 3(a) (but in all other respects in accordance with the exercise procedure set forth above, as such exercise procedure may be adjusted to reflect the conversion referred to herein), the Holder of each Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock by providing the Company and the Warrant Agent with joint written notification of such election, in which event the Company shall issue to such Holder the number of shares of Common Stock calculated in accordance with the following formula:

                X = (A - B) x C
                    -----------
                        A

                where

                      X  =       the number of shares of Common Stock issuable
                                 upon exercise pursuant to this Section 3(f)

                      A  =       the  Closing   Price  on  the  Business  Day
                                 immediately preceding the date on which the Holder delivers the Warrant Certificate and form of election to purchase to the Company pursuant to Section 3(b)

                      B  =       the Exercise Price

                      C  =       the  number of  shares of Common  Stock as to
                                 which   such   Restricted   Warrant   is  being
                                 exercised pursuant to Section 3(a)

If the foregoing calculation results in a negative number, no shares of Common Stock shall be issued upon conversion pursuant to this Section 3(f). Notwithstanding any provision of this Agreement to the contrary, the Holder of any Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock as provided in this Section 3(f) only if the Board of Directors shall determine that upon such conversion the Company shall receive consideration in an amount not less than the par value of the shares of Common Stock issuable upon such conversion. Any reference in this Agreement or any Warrant to exercise of a Warrant shall be deemed also to refer to conversion of a Restricted Warrant in accordance with this Section 3(f), as the context may require.

           (g) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

           (h) The Warrant Agent shall keep copies of this Agreement and any written notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

           (i) For so long as the Holders of the Warrants on the Issue Date continue to be the beneficial and record owners of at least 50% of all Warrants then outstanding, in the event of:

                      (i) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities or property, or to receive any other right, other than, in each case, (A) a regular quarterly or other periodic dividend publicly announced by the Company or provided for in the instrument governing such class of securities (including, without limitation, dividends payable on the Series A Preferred Stock pursuant to the Series A Certificate of

           Designation as in effect on the Issue Date or on the Series B Preferred Stock pursuant to the Series B Certificate of Designation as in effect on the Issue Date), (B) any other issuance of Series B Preferred Stock after the Issue Date pursuant to the Series B Certificate of Designation as in effect on the Issue Date or (C) a regular quarterly or other periodic payment of interest in cash or securities on any issue of the Company's indebtedness in accordance with the instrument governing such indebtedness, or

                      (ii) the proposed filing of a certificate of dissolution in connection with any Liquidation Event,

then and in each such event the Company shall give or cause to be given to each Holder of the Warrants a written notice (with a copy thereof to the Warrant Agent) specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right or the date on which the filing of such certificate of dissolution is expected to be effected, as the case may be, and
(ii) the date, if any, that is to be fixed, on which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event. Such notice shall be given at least 20 days prior to the date specified in such notice on which such event, action or record is to be taken or on which the filing of such certificate of dissolution is expected to be effected. Any failure by the Company to provide any such notice required by this
Section 3(i) shall not affect the validity of any event, action or record required to be specified in such notice.

           (j) Without limiting the generality of Section 3(i), any notice required by Section 3(i) to be given to the Holders of Warrants shall be deemed delivered (i) upon personal delivery to the Holder to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient and, if not, then on the next Business Day, (iii) five days after having been deposited into the U.S. mails or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices required by Section 3(i) shall be sent to each Holder at
such  Holder's  address   appearing  on  the  books  of  the  Company.

SECTION 4. PAYMENT OF TAXES.

           The Company shall pay any and all taxes and governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company and the Warrant Agent shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company and the Warrant Agent that such tax or charge has been paid.

SECTION 5. RESERVATION OF WARRANT SHARES.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and/or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise or conversion of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise or conversion of all outstanding Warrants. All such shares, when issued upon such exercise or conversion, shall be validly issued, fully paid and non-assessable, free of all Liens and not subject to preemptive rights.

SECTION 6. OBTAINING STOCK EXCHANGE LISTINGS.

           For so long as the Warrant Shares are outstanding, the Company shall use reasonable efforts to have the Warrant Shares quoted on the National Market System of NASDAQ (the "NMS"), or listed on a national securities exchange or quoted on a national automated quotation system other than the NMS, on which the Common Stock is then quoted or listed.

SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

           During the Exercise Period, the Exercise Price and the number of the Warrant Shares shall be subject to adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest whole cent.

           (a) Except as otherwise provided in Section 7(c), if and whenever the Company issues or sells, or in accordance with Section 7(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 7(b)) less than the Exercise Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon such Dilutive Issuance, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 7(b), received or receivable by the Company upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to such Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

           (b) For purposes of determining the adjusted Exercise Price pursuant to Section 7(a), the following provisions shall be applicable:

                      (i) If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or grant of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                      (ii) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Exercise Price is made pursuant to Section 7(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
           (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the

           Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by
           (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 7(b), no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

                      (iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Company upon the exercise of any Options, (B) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities, or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

                      (iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible

           Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect shall be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

                      (v) If any Common Stock, Options or Convertible Securities
           are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 7(b) shall be the amount received by the Company therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to the following provisions of this
           Section  7(b)(v),  shall be final and binding upon the  Company,  the

           Warrant Agent and the Holders of the Warrants. The Company shall give prompt written notice to the Required Initial Holders of the determination of the Board of Directors with respect to the fair value of such consideration other than cash. If the Required Initial Holders object to such determination (whether or not in manifest error) by the Board of Directors of the fair value of such consideration by giving the Company written notice of such objection within ten Business Days after their receipt of the Company's written notice of such determination, and such objection is not withdrawn, the Company shall retain, at the Company's sole cost, an Independent Appraiser to determine the fair value of such consideration. The determination of such Independent Appraiser with respect to the fair value of such consideration, or, if the Company is not required to retain an Independent Appraiser pursuant to this Section 7(b)(v), but retains an Independent Appraiser pursuant to the Series A Certificate of Designation, the Series B Certificate of Designation, the Series A Warrant Agreement or the Series B Warrant Agreement to determine the fair value of such consideration for purposes of the Series A Certificate of Designation, the Series B Certificate of Designation, the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be, the determination of such other Independent Appraiser with respect to the fair value of such consideration, shall be final and binding upon the Company, the Warrant Agent and the Holders of the Warrants. Any written notice required to be given by the Company or the Required Initial Holders pursuant to this Section 7(b)(v) shall be given in the manner, and with the effect, provided in Section 3(j).

           (c) No  adjustment  of the Exercise  Price shall be made  pursuant to
Section 7(a) or 7(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

                      (i) the Merger Common  Stock;

                      (ii) the Series B Preferred Stock, including the Series B Preferred Stock issuable as dividends pursuant to the Series B Certificate of Designation as in effect on or prior to the Issue Date or otherwise issuable after the Issue Date pursuant to the Series B Certificate of Designation as in effect on or prior to the Issue Date, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series B Preferred Stock pursuant to the Series B Certificate of Designation as in effect on or prior to the Issue Date;

                      (iii) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series B Preferred Stock in accordance with the Series B Certificate of Designation as in effect on or prior to the Issue Date or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

                      (iv) the Warrants or any shares of Common Stock or other securities issuable or payable upon exercise or conversion of the Warrants;

                      (v) the Series A Preferred Stock, including the Series A Preferred Stock issuable as dividends on the Series A Preferred Stock, issuable pursuant to the Series A Certificate of Designation as in effect on or prior to the Issue Date, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A

           Preferred Stock pursuant to the Series A Certificate of Designation as in effect on or prior to the Issue Date;

                      (vi) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series A Preferred Stock in accordance with the Series A Certificate of Designation as in effect on or prior to the Issue Date, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

                    (vii) the Series A Warrants, the Series B Warrants or any shares of Common Stock or other securities issuable or payable upon exercise or conversion of the Series A Warrants or the Series B Warrants;

                      (viii) any shares of Common Stock, Options or Convertible Securities issuable under (A) the Existing Benefit Plan as in effect on the Issue Date or (B) the Existing Benefit Plan as amended after the Issue Date and any Benefit Plan which becomes effective after the Issue Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of Directors or by the compensation committee or other authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Series B Directors, if any, in each case whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

                      (ix) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Exercise Price is required pursuant to Section 7(d);

                      (x) any transaction referred to in Section 7(e); and

                      (xi) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Series B Directors, if any, in each case whether or not serving on any such committee), any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities, or any shares of Common Stock, payment-in-kind securities or other securities issuable as a dividend or distribution on any such shares of Common Stock, Options or Convertible Securities.

           (d) If a date of record should be fixed at any time, whether by the Company or by operation of law, for the subdivision (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a greater number of shares, or for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, Convertible Securities or Options without payment of any consideration for the additional shares of Common Stock, Convertible Securities or Options (including the additional shares of Common Stock or Convertible Securities issuable upon conversion or exercise of such Options), then, as of such date of record, the Exercise Price in effect immediately prior to such date of record shall be proportionately reduced (with the number of shares of Common Stock or Convertible Securities issuable with respect to Options determined from time to time in the manner provided for deemed issuances or sales of Common Stock in Section 7.2(b)). If a date of record should be fixed at any time, whether by the Company or by operation of law, for the combination (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a smaller number of shares of Common Stock, then, as of such date of record, the Exercise Price in effect immediately prior to such date of record shall be proportionately increased.

           (e) If the Company at any time pays a dividend in property (other than cash) or securities to all holders of the Common Stock, other than in a transaction referred to in Section 7(d), then, after the date of record for determining stockholders entitled to such dividend, each Holder of Warrants shall be entitled, upon exercise thereof for the purchase of any or all of the Warrant Shares subject thereto, to receive the amount of such property (other than cash) or securities which would have been payable to such Holder if such Holder had been the Holder, on the record date for the determination of stockholders entitled to such dividend, of such Warrant Shares purchased upon such exercise.

           (f) If an adjustment of the Exercise Price pursuant to Section 7(a), 7(b) or 7(d) shall become effective as of or after the record date for the applicable Exercise Price Adjustment Event, but before the occurrence of such Exercise Price Adjustment Event, the Company may elect to defer, until after the occurrence of such Exercise Price Adjustment Event, (i) issuance to the Holder of any Warrants exercised after such record date and before the occurrence of such Exercise Price Adjustment Event the additional shares of Common Stock issuable upon such exercise in excess of the number of shares issuable on the basis of the Exercise Price in effect immediately prior to such record date and
(ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock. The Company shall give written notice of any such election within five Business Days to (i) the Warrant Agent and (ii) if the Holders of the Warrants on the Issue Date or any of their Affiliates shall own beneficially and of record Warrants as of the date of any such election, to such Holders and any such Affiliates. Upon the request by the Company from time to time, the Holders of the Warrants on the Issue Date shall certify to the Company the number of Warrants, if any, then so beneficially owned by such Holders and their Affiliates.

           (g) After the occurrence of any Exercise Price Adjustment Event requiring adjustment of the Exercise Price, the Company shall give written notice thereof to the Holders of the Warrants and to the Warrant Agent within ten Business Days following the occurrence of such Exercise Price Adjustment Event; provided that if an adjustment of the Exercise Price pursuant to Section 7(a), 7(b) or 7(d) shall become effective as of or after the record date for the applicable Exercise Price Adjustment Event, but before the occurrence of such Exercise Price Adjustment Event, the Company shall give such written notice within ten Business Days following such record date or subsequent date. Such notice shall state the Exercise Price and any change in the number of Warrant Shares issuable upon exercise of the Warrants resulting from such Exercise Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an Officer of the Company. Notice of any Exercise Price Adjustment Event resulting in an adjustment of the Exercise Price shall be deemed given to the Holders of Warrants (but not to the Warrant Agent) (i) by the Company's inclusion of the information specified in the second sentence of this Section 7(g) in the Company's current report or next quarterly or annual report filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or (ii) at the option of the Company, by the Company's mailing to such Holders of a written notice containing such information, in each case within the period specified in the first sentence of this Section 7(g).

           (h) Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment of the Exercise Price unless and until the net effect of one or more adjustments required hereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Exercise Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least 1%, such change of the Exercise Price shall thereupon be given effect.

           (i) Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Exercise Price and each Warrant then outstanding, without the consent of any Holder of Warrants, shall become exercisable only into the kind and amount of shares of Capital Stock or other securities (of the Company or another issuer), cash or other property receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such Warrants could have been exercised immediately prior to the effective date of such Fundamental Change, assuming such holder of Common Stock (x) is not a Person (or a Related Entity of a Person) with which the Company consolidated, into which the Company merged or which merged into the Company, or to or with which the applicable sale, conveyance, lease, exchange, transfer or other transaction constituting such Fundamental Change was effected, and (y) failed to exercise the holder's rights of election, if any, as to the kind of amount of Capital

Stock or other securities, cash or other property receivable upon such Fundamental Change, provided that, if such Fundamental Change solely provides for cash payments to holders of Common Stock at a price that is not greater than the current Exercise Price, a Holder of Warrants shall not have any right to receive such consideration and its Warrants shall be automatically cancelled upon consummation thereof. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise so that any resulting or surviving corporation or any Transferee in connection with such Fundamental Change shall expressly assume the obligation to deliver, to the Holders of the Warrants, such shares of Capital Stock, or other securities, cash or other property (i) upon exercise of the Warrants, if the Warrants shall remain outstanding following such Fundamental Change, or (ii) upon the consummation of such Fundamental Change or thereafter as provided in such effective provisions, if the Warrants shall not remain outstanding following such Fundamental Change. The provisions of this Section 7(i) similarly shall apply to successive Fundamental Changes and shall be the sole right of Holders of Warrants in connection with any Fundamental Change. The Company shall notify the Warrant Agent in writing of the occurrence of any Fundamental Change, and the Warrant Agent shall not be deemed to have knowledge of any such Fundamental Change unless and until it has actually received written notice thereof.

           (j) All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares for which such Warrants are exercisable after giving effect to any adjustment thereto pursuant to Section 7(k) in connection with such adjustment of the Exercise Price, all subject to further adjustment as provided herein.

           (k) Upon the occurrence of each Exercise Price Adjustment Event (or if an adjustment of the Exercise Price pursuant to Section 7(a), 7(b) or 7(d) shall become effective as of or after the record date for such Exercise Price Adjustment Event, but before the occurrence of such Exercise Price Adjustment Event, as of or after such record date, as the case may be), each Warrant outstanding immediately prior to such Exercise Price Adjustment Event (or immediately prior to such other date as of which the Exercise Price shall have been adjusted, as aforesaid) shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-one hundredth of a share) obtained by (i) multiplying (x) the number of Warrant Shares covered by such Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

           (l) Irrespective of any adjustments of the Exercise Price or in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

           (m) The Company shall calculate or determine any adjustments with respect to the Exercise Price and the kind or amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time under this Section 7 in accordance with its provisions and shall give written notice of each such calculation or determination (including any determination pursuant to the procedures set forth in Section 7(b)(v), in final form) to the Warrant Agent as provided herein, as required by the

Warrant Agent to perform its duties expressly set forth herein, or as otherwise requested by the Warrant Agent.

SECTION 8. FRACTIONAL INTERESTS.

           The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable upon exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable upon the exercise of any Warrants (or specified portion thereof), the Company may, in its sole discretion, (i) round such fractional Warrant Share up to the nearest whole number or (ii) pay an amount in cash equal to the Closing Price per Warrant Share, as determined on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, rounded up to the nearest whole cent.

SECTION 9. WARRANT AGENT.

     9.1   Duties and Obligations; Limitations of Liability

           The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

           (a) The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of, and shall incur no liability as a result of, (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any shares or other securities or any property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of shares or other securities or any property deliverable upon exercise of any Warrant or
(iv) the correctness of any of the representations of the Company made in any such Warrant Certificate. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 7 with respect to the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine or verify, and shall incur no liability as a result of any failure to determine or verify, the accuracy or correctness of any such calculation or determination or with respect to the methods employed in making such calculation or determination. The Warrant Agent shall not be accountable with respect to, and shall incur no liability as a result of, the validity or value (or the kind or amount) of any Warrant Shares or of other securities or any property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to
Section 7, and it makes no representation with respect thereto. The Warrant Agent shall not be liable or responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Section 7.

           (b) The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited, to lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage. Any and all liability of the Warrant Agent under this Agreement shall be limited to the higher of (i) the amount of fees paid by the Company to the Warrant Agent pursuant to this Agreement or (ii) $50,000.

           (c) The Warrant Agent is hereby authorized to accept and is protected in accepting advice or instructions with respect to the performance of its duties hereunder by order, instruction or other written notice given by the Company or by one or more Holders in accordance with the provisions hereof and to apply to any Officer of the Company named in any such order, instruction or written notice for advice or instructions (which instructions shall be given in writing when requested), and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice or instructions in any such order, instruction or written notice. The Warrant Agent shall be fully protected and authorized in relying upon the most recent instructions received by any such Officer of the Company. The Warrant Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof or an order or instruction in regard to hereunder, and the Warrant Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such order, instruction or notice.

           (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Officer of the Company and delivered to the Warrant Agent, and such certificate shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, omitted or suffered by it under the provisions of this Agreement in reliance upon such certificate.

           (e) In the event the Warrant Agent has any questions or uncertainty as to what action it should take under this Agreement, the Warrant Agent is hereby authorized and directed to accept advice and instructions with respect to the performance of its duties hereunder from any Officer of the Company, and to apply to any such Officer for advice or instructions in connection with its duties. Such advice and instructions of any Officer of the Company shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall not be liable for any action taken, omitted or suffered by it in accordance with advice or instructions, for any delay in acting while waiting for such advice or instructions, or in refraining from taking any action prior to receiving such advice or instructions.

           (f) The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself (through its officers, directors and employees) or by or through its attorneys or agents, and the Warrant Agent shall not be liable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct in the absence of gross negligence or willful misconduct of the Warrant Agent in the selection and in the continued employment of any such attorney or agent (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction).

           (g) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

           (h) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties and obligations under this Agreement.

           (i) The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

           (j) The Company agrees promptly to pay the Warrant Agent from time to time, on demand of the Warrant Agent, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for the reasonable costs, expenses and disbursements, including reasonable counsel fees and expenses incurred in connection with the preparation, delivery, amendment, execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities, settlements, costs, damages, fines, judgments, penalties, demands, claims and expenses arising out of or in connection with the acceptance and administration of this Agreement, including reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any of the foregoing results from the Warrant Agent's own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

           (k) The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be internal legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in accordance with the opinion or advice of such counsel.

           (l) The Warrant Agent shall not be deemed to have knowledge of any Exercise Price Adjustment Event, any adjustment to the Exercise Price, any change in the number of Warrant Shares issuable upon exercise of the Warrants or the kind or amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants, unless and until it has actually received written notice from the Company thereof, and the Warrant Agent is hereby instructed and authorized to rely conclusively on any such written notice.

          (m) The provisions of this Section 9.1 shall survive the termination of this Agreement, the termination, exercise or expiration of the Warrants, and the resignation or removal of the Warrant Agent.

     9.2   Merger,  Consolidation  or Change of Name of Warrant Agent.

           (a) Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor warrant agent under the provisions of Section 9.3. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

           (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     9.3   Change of Warrant Agent.

           The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder after giving 30 days' prior written notice to the Company. If the Warrant Agent shall resign pursuant to the preceding sentence or if the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the Warrant Agent or any registered holder of any Warrant Certificate may apply at the expense of the Company to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The Holders of a majority of the then outstanding Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Any successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if such successor had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent upon payment of all amounts owed to it shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 9.3, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

SECTION 10. TRANSFER; REPLACEMENT; CANCELLATION.

     10.1  Transfer.

           (a) The transfer of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Warrant Agreement and the Applicable Procedures.

           (b) Subject to any applicable provisions of any Transaction Document, a sale, pledge, transfer, assignment or other disposition (each, a "Transfer") of a beneficial interest in any Restricted Global Warrant or the Transfer of a Restricted Definitive Warrant by a Holder may be made to a Person if:

                      (i) such Transfer is made pursuant to an effective registration statement under the Securities Act; or

                      (ii) such Holder delivers to the Company (A) at the Company's request, an opinion of counsel to such Holder, which shall be in a form, substance and scope customary for opinions in comparable transactions, as reasonably determined by the Company, to the effect that such Warrant or the Warrant Shares or other securities issuable upon exercise thereof may be Transferred without registration under the

           Securities Act and (B) an investment letter, substantially in the form of Exhibit C hereto, signed by the proposed transferee.

           (c) The following legends (or legends substantially similar thereto) shall appear on the face of the Warrants issued under this Warrant Agreement or the certificates representing the Restricted Warrant Shares issuable upon exercise thereof, as indicated below, unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

                      (i) Private Placement Legend. Each Restricted Global Warrant and each Restrictive Definitive Warrant shall bear a legend in substantially the following form:

                                 "THE SECURITIES  EVIDENCED BY THIS  CERTIFICATE
                      HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT

                      WITH   RESPECT   TO   COMPLIANCE    WITH   THE   FOREGOING
                      RESTRICTIONS."

                      (ii) Global Warrant Legend. Each Global Warrant shall bear a legend in substantially the following form:

                                 "THIS GLOBAL  WARRANT IS HELD BY THE DEPOSITARY
                      (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE DEPOSITARY IN ORDER FOR IT TO ACCEPT THE WARRANTS FOR ITS BOOK-ENTRY SETTLEMENT SYSTEM, (II) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 10.4 OF THE WARRANT AGREEMENT AND
                      (III) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY ONLY WITH THE PRIOR WRITTEN CONSENT OF ITC^DELTACOM, INC."

                      (iii) Restricted Warrant Shares Legend. Each certificate representing Restricted Warrant Shares shall bear a legend in substantially the following form:

                                 "THE SECURITIES  EVIDENCED BY THIS  CERTIFICATE
                      HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON

                      TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS."

           (d) At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or cancelled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 10.4. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and, upon receipt by the Warrant Agent of specific written instruction from the Company, an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent (which shall be required so to act only upon direction by the Company) to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and, upon receipt by the Warrant Agent of specific written instruction from the Company, an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent (which shall be required so to act only upon direction by the Company) to reflect such increase.

           (e) The following additional provisions shall apply to transfers and exchanges of Warrants hereunder:

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon the Company's written order containing specific instruction or at the Warrant Registrar's written request containing specific instruction.

                      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a Holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                      (iii) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

                      (iv) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                      (v) The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 2.2.

           (f) All certifications, certificates and opinions of counsel required to be submitted to the Warrant Registrar pursuant to this Section 10 to effect a registration of transfer or exchange may be submitted by facsimile.

           (g) The Company agrees that, at the request of a Holder, the Company will remove from each Restricted Global Warrant, Restrictive Definitive Warrant and/or Restricted Warrant Share held by such Holder the legends contemplated by
Section 10(c) regarding the restriction under the Securities Act in the event that (i) counsel for such Holder determines, and counsel for the Company reasonably concurs in such determination, that the transfer of such securities in no longer restricted by the Securities Act or (ii) such Restricted Global Warrants, Restrictive Definitive Warrants and/or Restricted Warrant Shares, as applicable, are eligible to be transferred under Rule 144(k) under the Securities Act.

     10.2  Replacement Warrants.

           If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant Certificate if the

Warrant Agent's requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any agent thereof for purposes of the countersignature from any loss that any of them may suffer if a Warrant Certificate is replaced. The Company may charge for its expenses in replacing a Warrant Certificate.

           Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

     10.3  Temporary Warrants.

           Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrant Certificates. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent (but which shall not affect the rights, duties or obligations of the Warrant Agent as set forth in this Agreement). Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates in exchange for temporary Warrant Certificates.

           Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

     10.4  Cancellation.

           The Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall dispose of such canceled Warrants in its customary manner. The Warrant Registrar shall provide the Company with a list of all Warrants that have been cancelled. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 11. NOTICES TO COMPANY AND WARRANT AGENT.

           Any notice or communication authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant or by the Company to the Company or the Warrant Agent, as the case may be, shall be sufficiently given or made if in writing and delivered in person, mailed by first-class mail or sent by facsimile transmission addressed as follows:

           If to the Company:

                  ITC^DeltaCom, Inc.
                  1791 O.G. Skinner Drive
                  West Point, Georgia 31833
                  Facsimile No.:  (256) 382-3936
                  Attention:  General Counsel

           If to the Warrant Agent:

                  Mellon Investor Services LLC
                  200 Galleria Parkway, Suite 1900
                  Atlanta, Georgia 30339
                  Attention: Client Services Manager
                  Fax: 770-933-8336
                  Attention: Relationship Manager

           With a copy to:

                  Mellon Investor Services LLC
                  85 Challenger Road
                  Ridgefield Park, New Jersey 07660-2108
                  Facsimile No.:  (201) 296-4004
                  Attention:  General Counsel

           In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

           The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a Holder shall be mailed to such Holder at its address as it appears on the Warrant Register by first-class mail and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Warrant Agent at the same time.

           Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice shall not affect its sufficiency with respect to other Holders. Except for a notice to the Warrant Agent, which is deemed given only when received, and except as otherwise provided in this Agreement, if a notice or communication is mailed in the manner provided in this
Section 11, it is duly given, whether or not the addressee receives it.

           Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Warrant Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

           In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Warrant Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 12. SUPPLEMENTS AND AMENDMENTS.

           (a) The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct any defect or inconsistent provision or clerical omission or mistake or manifest error herein contained, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the Holders of Warrants, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the Holders of Warrants, or (iii) will not, in the good faith opinion of the Board of Directors, as evidenced by a resolution thereof, adversely affect, alter or change the rights of the Holders of Warrants in any material respect. Amendments or supplements that do not meet the requirements of the preceding sentence shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided, however, that the consent of each Holder is required for any amendment or supplement pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments as provided in Section 7).

           (b) So long as any Warrants are outstanding and held by the Required Initial Holders, prior to amending the Series A Warrant Agreement or the Series B Warrant Agreement in such a manner as to provide the Holders of the Series A Warrants or the Series B Warrants with rights in addition or superior to those provided to the Holders of the Warrants under this Agreement, the Company shall give written notice of any such proposed amendment (a "Proposed Amendment"), which shall include the text of the Proposed Amendment, to the Required Initial Holders (with a copy to the Warrant Agent) and shall offer to the Required Initial Holders to amend this Agreement (subject to any consent requirements imposed by this Agreement) so as to provide the Holders of the Warrants with rights no less favorable than the rights to be provided to the Holders of the Series A Warrants or the Series B Warrants in the Proposed Amendment. If, within ten Business Days after their receipt of such written notice from the Company, the Required Initial Holders shall give written notice to the Company (with a copy to the Warrant Agent) that they seek to have this Agreement amended to provide the Holders of the Warrants with such rights, the Company shall not amend the Series A Warrant Agreement or the Series B Warrant Agreement to provide for such rights unless, concurrently with, or immediately prior to, the effectiveness of the Proposed Amendment, the Company shall amend this Agreement to provide such rights to the Holders of the Warrants. If within the period of ten Business Days described in the immediately preceding sentence, the Required Initial Holders do not so provide notice to the Company that they seek to have this Agreement so amended, or if the Holders of the Warrants do not approve and consent to such an amendment to this Agreement, the Company shall be deemed to have complied with this Section 12(b) with respect to the Proposed Amendment, and the Company shall then have the right to amend the Series A Warrant Agreement and the Series B Warrant Agreement as provided in the Proposed Amendment without so amending this Agreement. In no event shall the failure of the Required Initial Holders to seek to have this Agreement amended under this Section 12(b) with respect to any Proposed Amendment affect the applicability of this Section 12(b) with respect to any subsequent Proposed Amendment. Any written notice required to be given by the Company or the Required Initial Holders pursuant to this Section 12(b) shall be given in the manner, and with the effect provided in, Section 3(f).

SECTION 13. SUCCESSORS.

           All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder; provided that, except as otherwise specifically provided in this Agreement, neither the Company nor the Warrant Agent may assign any of its rights or obligations hereunder (other than any such assignment by operation of law).

SECTION 14. TERMINATION.

           This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date if all Warrants have been exercised. The provisions of Sections, 2.3, 9 and 10 shall survive such termination.

SECTION 15. CERTAIN DEFINITIONS.

           As used in this Agreement, the following terms shall have the following respective meanings:

           "Affiliate" has the meaning as in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

           "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary that apply to such transfer or exchange.

           "Beneficially own" and "beneficial owner" have the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

           "Board of Directors" means the Board of Directors of the Company.

           "Benefit Plan" means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Company or any of its subsidiaries.

           "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New Jersey or Georgia are authorized by law, regulation or executive order to remain closed.

           "Capital Stock" means any and all shares, interests,  participations,
rights  or  other  equivalents   (however  designated)  of  corporate  stock  or
partnership or membership interests, whether common or preferred.

           "Closing Price" means, with respect to the Common Stock, on any date,
(i) the last sales price on the NASDAQ, the OTC Bulletin Board, the NASDAQ Bulletin Board Exchange or the principal securities exchange or other securities exchange or other securities market on which the Common Stock is then traded, or
(ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ, the OTC Bulletin Board, the NASDAQ Bulletin Board Exchange or the principal securities exchange or other securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ, the OTC Bulletin Board, the NASDAQ
Bulletin Board Exchange or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner that the quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of such Common Stock as determined by the Board of Directors.

           "Common Stock" has the meaning specified in the preamble hereto.

           "Common Stock Deemed Outstanding" means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of the date of such determination upon the exercise of any then outstanding Options (including, without limitation, the Series A Warrants, the Series B Warrants and the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock and the Series B Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

           "Company" has the meaning specified in the first paragraph hereof. "Convertible Securities" has the meaning specified in Section 7(b).

           "Definitive Warrants" has the meaning specified in Section 2.1(b).

           "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder.

           "Dilutive Issuance" has the meaning specified in Section 7(a).

           "DTC" has the meaning specified in Section 2.3.

           "Exercise Period" has the meaning specified in Section 3(a).

           "Exercise Price" has the meaning specified in Section 3(a).

           "Exercise  Price  Adjustment  Event"  means  any event  specified  in
Section 7 resulting in an adjustment of the Exercise Price.

           "Existing Benefit Plan" means the ITC^DeltaCom, Inc. Stock Incentive Plan.

           "Expiration Date" has the meaning specified in Section 3(a).

           "Fundamental Change" means any transaction or event, including, without limitation, any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Company, are converted into or exchanged for Capital Stock (of the Company or another issuer) or other securities, cash or other property.

           "Global Warrants" means, individually and collectively, each of the Restricted Global Warrants and the Unrestricted Global Warrants, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.1(b) and 10.

           "Global Warrant Legend" means the legend set forth in Section 10.1(c)(ii), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

           "Holder" means a Person who is listed as the record owner of (i) Warrants, (ii) the Warrant Shares or (iii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

           "Independent Appraiser" means an independent investment banking firm or independent public accounting firm, in each case of nationally recognized standing in the valuation of businesses similar to the business of the Company.

           "Initial Holder" means any Holder of Warrants on the Issue Date.

           "Issue Date" means March 29, 2005.

           "Liens" means liens and charges other than liens and charges arising under (i) any Transaction Document, (ii) any other agreement entered into between the Company and any Holder of a Warrant from time to time or (iii) any other agreement to which the Company is not a party.

           "Liquidation Event" means a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

           "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 2, 2003, as amended from time to time, among the Company, BTI Telecom Corp., 8DBC1 Corp. and each Person set forth on the signature pages thereof under the heading "WCAS Securityholders."

           "Merger Common Stock" means the Common Stock issued by the Company pursuant to the Merger Agreement.

           "NASDAQ" means The NASDAQ Stock Market, Inc. and shall refer to the NASDAQ National Market or the NASDAQ SmallCap Market, as the case may be.

           "NMS" has the meaning specified in Section 6.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

           "Options" has the meaning specified in Section 7(b)(i).

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

           "Private Placement Legend" means the legend set forth in Section 10.1(c)(i) to be placed on all Warrants issued under this Warrant Agreement, except where otherwise permitted by the provisions of this Warrant Agreement.

           "Proposed Amendment" has the meaning set forth in Section 12(b).

           "Related Entity" means, with respect to any Person, (i) if such Person is an "ultimate parent entity," as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder, each direct or indirect subsidiary of such Person and (ii) if such Person is not an "ultimate parent entity," as defined in such Act and regulations, each ultimate parent entity (as so defined) of such Person and each other Person which is a direct or indirect subsidiary of any such ultimate parent entity.

           "Required Initial Holders" means, as of any date of determination, WCAS Capital Partners III, L.P. and Welsh, Carson, Anderson & Stowe VIII, L.P., so long as such Initial Holders and their Affiliates are the beneficial and record owners, as of such date of determination, of a majority of the Warrants outstanding on such date of determination.

           "Restricted Definitive Warrant" means a Definitive Warrant bearing the Private Placement Legend.

           "Restricted Global Warrant" means a Global Warrant bearing the Private Placement Legend.

           "Restricted   Warrant"  means  a  Restricted   Global  Warrant  or  a
Restricted Definitive Warrant, as the case may be.

           "Restricted Warrant Shares" means Warrant Shares issued or issuable upon exercise of a Restricted Warrant.

           "Securities Act" has the meaning specified in Section 3(a).

           "Series A Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

           "Series A Preferred Stock" means the 8% Series A Convertible Redeemable Preferred Stock of the Company authorized in the Series A Certificate of Designation.

           "Series A Warrants" means the warrants to purchase Common Stock issued by the Company pursuant to the Warrant Agreement, dated as of October 29, 2002, between the Company and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time (so long as no amendment to such Warrant Agreement after the Issue Date shall increase the number of warrants issuable pursuant thereto); provided that such warrants have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of such Warrant Agreement) the same exercise price as the warrants issued pursuant to such Warrant Agreement which are outstanding on the Issue Date.

           "Series B Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

           "Series B Directors" means the directors of the Company who are serving on the Board of Directors effective as of the Issue Date as Series B Directors pursuant to the Series B Certificate of Designation or thereafter (i) elected to the Board of Directors pursuant to the Series B Certificate of Designation by the holders of the Series B Preferred Stock voting as a separate class or (ii) appointed to the Board of Directors pursuant to the Series B Certificate of Designation.

           "Series B Preferred Stock" means the 8% Series B Convertible Redeemable Preferred Stock of the Company authorized in the Series B Certificate of Designation.

           "Series B Warrant Agreement" means the Warrant Agreement, dated as of October 6, 2003, between the Company and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the date hereof shall increase the number of warrants issuable pursuant thereto.

           "Series B Warrants" means the warrants to purchase Common Stock issued by the Company pursuant to the Series B Warrant Agreement; provided that such warrants have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of the Series B Warrant Agreement) the same exercise price as the warrants issued pursuant to the Series B Warrant Agreement which are outstanding on the Issue Date.

           "Third Lien Credit Agreement" has the meaning specified in the preamble hereto.

           "Transaction Documents" means (i) the Third Lien Credit Agreement, as amended from time to time, (ii) this Agreement, as amended from time to time,
(iii) the Merger Agreement, (iv) the Governance Agreement, dated as of October 6, 2003, as amended from time to time, among the Company, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto and (v) the Registration Rights Agreement, dated as of October 6, 2003, as amended from time to time, among the Company and the securityholders identified therein.

           "Transfer" has the meaning specified in Section 10.1(b).

           "Transferee" means any Person that acquires assets of the Company in connection with any sale, conveyance, lease, exchange or transfer of such assets by the Company to or with such Person.

           "Unrestricted Global Warrant" means a Global Warrant, substantially in the form of Exhibit A attached hereto, that bears the Global Warrant Legend and that has the "Schedule of Exchanges of Interests in Global Warrant" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Warrants that do not bear the Private Placement Legend.

           "Warrant" has the meaning specified in the preamble hereto.

           "Warrant Agent" (i) has the meaning specified in the first paragraph hereof and (ii) means any successor or replacement to Mellon Investor Services LLC as provided in Section 9.

           "Warrant Certificate" has the meaning specified in Section 2.1(a).

           "Warrant Countersignature Order" has the meaning specified in Section 2.2.

           "Warrant Registrar" has the meaning specified in Section 2.3.

           "Warrants" has the meaning specified in the preamble hereto.

           "Warrant Shares" has the meaning specified in the preamble hereto.

SECTION 16. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

           Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders.

SECTION 17. GOVERNING LAW.

           This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby.

SECTION 18. BENEFITS OF THIS AGREEMENT.

           Nothing in this Agreement is intended or shall be construed to give to any Person other than the Company and the Warrant Agent and their respective successors and assigns and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and the registered holders of Warrants.

SECTION 19. COUNTERPARTS.

           This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                      ITC^DELTACOM, INC.


                                      By:
                                         ---------------------------------------
                                         Name:   J. Thomas Mullis
                                         Title:  Senior Vice President-
                                                    Legal and Regulatory


                                      MELLON INVESTOR SERVICES LLC
                                      as Warrant Agent


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]

           [THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS]1

           [THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH


--------
1 This paragraph is to be included in Restricted Global Warrants and Restricted Definitive Warrants.

NOTATIONS HEREON AS MAY BE REQUIRED BY THE DEPOSITARY IN ORDER FOR IT TO ACCEPT THE WARRANTS FOR ITS BOOK-ENTRY SETTLEMENT SYSTEM, (II) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 10.4 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY ONLY WITH THE PRIOR WRITTEN CONSENT OF ITC^DELTACOM, INC.]2

           [THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN AN AGREEMENT DATED AS OF OCTOBER 6, 2003 BETWEEN ITC^DELTACOM, INC. AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF ITC^DELTACOM, INC. EXCEPT FOR A DISPOSITION OF SECURITIES PERMITTED BY THE PROVISIONS OF ARTICLE II OF SUCH AGREEMENT IF THE PROVISIONS OF SUCH ARTICLE ARE THEN IN EFFECT, SUCH TRANSFER LIMITATIONS SHALL BE APPLICABLE TO ANY DISPOSITION OF THESE SECURITIES AND THIS LEGEND SHALL BE STAMPED OR OTHERWISE IMPRINTED ON ANY CERTIFICATE EVIDENCING THESE SECURITIES.]3

No. ___________    ___Warrants



2    This paragraph is to be included only if the Warrant is in global form.

3 This paragraph is to be included only if the agreement referred to therein shall be in effect.

                               Warrant Certificate

                               ITC^DELTACOM, INC.

           This Warrant Certificate certifies that ____________, or its registered assigns, is the registered holder of Warrants expiring March 29, 2015 (the "Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of ITC^DeltaCom, Inc., a corporation organized under the laws of the State of Delaware (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from the 21st calendar day following the date on which the Company sends to its stockholders the information statement required pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended, in connection with stockholder approval of the issuance of the Warrants and the Warrant Shares upon exercise or conversion thereof (the "Exercise Date") until immediately prior to 5:00 p.m., New York City time, on March 29, 2015, to receive from the Company one fully paid and non-assessable share of Common Stock (collectively, the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $0.60 per share of Common Stock payable upon surrender of this Warrant Certificate and payment, subject to the third paragraph on the reverse side of this Warrant Certificate, of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

           No Warrant may be exercised on or after 5:00 p.m., New York City time, on March 29, 2015, and to the extent not exercised by such time such Warrant shall become void.

           Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

           This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

           IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.



Dated: [____________], 20__

                                      ITC^DELTACOM, INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Countersigned:

MELLON INVESTOR SERVICES LLC
as Warrant Agent



By:
   -------------------------------------------
            Authorized Signature

                        [Reverse of Warrant Certificate]

           The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on March 29, 2015 entitling the holder upon exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of March 29, 2005 (as amended from time to time, the "Warrant Agreement"), duly executed and delivered by the Company to Mellon Investor Services LLC, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms herein are used as defined in the Warrant Agreement unless otherwise indicated. To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

           Warrants may be exercised at any time and from time to time during the period commencing on the 21st calendar day following the date on which the Company sends to its stockholders the information statement required pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended, in connection with stockholder approval of the issuance of the Warrants and the Warrant Shares upon exercise or conversion thereof and ending immediately prior to 5:00 p.m., New York City time, on March 29, 2015; provided that either (i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the

"Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its office set forth in Section 11 of the Warrant Agreement (i) this Warrant Certificate,
(ii) the form of election to purchase on the reverse hereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc, and (iii), subject to the following paragraph, payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such
Warrants are then exercised, as provided in the Warrant Agreement. No adjustments as to dividends shall be made upon exercise of this Warrant.

           Subject to the last sentence of this paragraph, in lieu of making the payment of the Exercise Price in connection with the exercise of each Warrant (but in all other respects in accordance with the exercise procedure set forth above, as such exercise procedure may be adjusted to reflect the conversion referred to herein), the holder of each Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock by providing the Company and the Warrant Agent with joint written notification of such election, in which event the Company shall issue to such holder the number of shares of Common Stock calculated in accordance with formula:

                    X = (A - B) x C
                        -----------
                              A

                    where

                              X  =  the number of shares of Common Stock
                                    issuable upon exercise pursuant to Section
                                    3(f) of the Warrant Agreement

                              A  =  the Closing Price on the Business Day
                                    immediately preceding the date on which the holder delivers the Warrant Certificate and form of election to purchase to the Company pursuant to Section 3(b) of the Warrant Agreement

                              B  =  the Exercise Price

                              C  =  the number of shares of Common Stock as to
                                    which such Restricted Warrant is being
                                    exercised pursuant to Section 3(a) of the Warrant Agreement

If the foregoing calculation results in a negative number, no shares of Common Stock shall be issued upon conversion pursuant hereto. Notwithstanding any provision of this Warrant or the Warrant Agreement to the contrary, the holder of any Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock as provided herein only if the Board of Directors shall determine that upon such conversion the Company shall receive consideration in an amount not less than the par value of the shares of Common Stock issuable upon such conversion.

           The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the

Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock shall be issued upon the exercise of any Warrant, but the Company may, in its sole discretion, (i) round such fractional share up to the nearest whole share or (ii) pay the cash value thereof determined as provided in the Warrant Agreement.

           The Warrants shall be exercisable, at the election of the holder, either in full or from time to time in part, provided that Warrants may not be exercised by the holder for an amount less than 100 Warrant Shares unless such holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by this Warrant Certificate are exercised, this Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be delivered to the person or persons entitled to receive such new Warrant Certificate.

           Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

           The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants represented by this Warrant Certificate nor this Warrant Certificate shall entitle any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise of Warrant)

           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of ITC^DELTACOM, INC., in the amount of $__________ in accordance with the terms hereof. If the undersigned hereby elects to convert the Warrants represented by this Warrant Certificate into shares of Common Stock as provided in this Warrant Certificate, tender of this Warrant Certificate in lieu of payment as aforesaid shall be deemed payment for such shares of Common Stock. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If such number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such
Warrant   Certificate   be  delivered  to   _______________   whose  address  is
____________________.


                                        ----------------------------------------
                                        Signature
Date:


                                        ----------------------------------------
                                        Signature Guaranteed

              SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL WARRANT


The following exchanges of a part of this Global Warrant have been made:


                                                                         Number of Warrants
                          Amount of decrease                             in this Global
                          in Number of           Amount of increase in   Warrant following      Signature of
                          warrants in this       Number of Warrants in   such decrease or       authorized officer
Date of Exchange          Global Warrant         this Global Warrant     increase               of Warrant Agent
------------------------- ---------------------- ----------------------- ---------------------- ----------------------



                                    EXHIBIT B

                    [Form of Investment Letter for Exercise]



ITC^DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA  31833

Ladies and Gentlemen:

     The undersigned (the "Purchaser") refers hereby to the Warrant Agreement, dated as of March 29, 2005, between ITC^DeltaCom, Inc. (the "Company") and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the "Agreement"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

     This letter is being furnished to the Company pursuant to Section 3(c) of the Agreement.

     The Warrant Agent has received from a Holder of Warrants an executed election form for the purchase of ___________ shares of Common Stock (the "Warrant Shares") issuable upon the exercise of such Warrants. In connection with its purchase of the Warrant Shares, the Purchaser confirms that:

     1. The Purchaser has received such information as it deems necessary in order to make its investment decision in connection with its purchase of the Warrant Shares.

     2. The Purchaser understands that the offer and sale of the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Purchaser understands that any Transfer of the Warrant Shares is subject to certain restrictions and conditions set forth in the Warrant Agreement and agrees to be bound by, and not to Transfer the Warrant Shares except in compliance with, such restrictions and conditions and the Securities Act.

     3. The Purchaser understands that, upon any proposed Transfer of any Warrant Shares, it will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as are specified in the Warrant Agreement or as the Warrant Agent and the Company may reasonably require to confirm that the proposed Transfer complies with the foregoing restrictions and conditions. The Purchaser further understands that the Warrant Shares purchased by it will bear a legend to the foregoing effect and that the Company may place a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares.

     4. The Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant

Shares, and it and any account for which it is acting is each able to bear the economic risk of such an investment.

     5. The Purchaser is acquiring the Warrant Shares purchased by it for its own account or for one or more accounts (each of which is an "accredited investor") as to each of which the Purchaser exercises sole investment discretion.

     The Company and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,





cc:  Mellon Investor Services LLC, as Warrant Agent

                                    EXHIBIT C

                    [Form of Investment Letter for Transfer]






ITC^DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA  31833

Ladies and Gentlemen:

     The undersigned (the "Transferee") refers hereby to the Warrant Agreement, dated as of March 29, 2005, between ITC^DeltaCom, Inc. (the "Company") and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the "Agreement"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

     This letter is being furnished to the Company pursuant to Section 10.1(b) of the Agreement.

         A Holder of Warrants proposes to Transfer to the Transferee a beneficial interest in a Restricted Global Warrant or Restricted Definitive Warrant (collectively, the "Warrants"). In connection with its acquisition of the Warrants, the Transferee confirms that:

     1. The Transferee understands that the Warrants and the shares of Common Stock or other securities issuable upon exercise thereof (collectively, the "Warrant Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Transferee understands that any subsequent Transfer of the Warrants or the Warrant Shares is subject to certain restrictions and conditions set forth in the Warrant Agreement and agrees to be bound by, and not to Transfer, the Warrants or the Warrant Shares except in compliance with, such restrictions and conditions and the Securities Act.

     2. The Transferee understands that, upon any proposed Transfer of the Warrants or the Warrant Shares, it will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as are specified in the Warrant Agreement or as the Warrant Agent and the Company may reasonably require to confirm that the proposed Transfer complies with the foregoing restrictions and conditions. The Transferee further understands that the Warrants and the Warrant Shares will bear a legend to the foregoing effect and that the Company may place a "stop transfer order" with any transfer agent or registrar with respect to the Warrants and the Warrant Shares.

     3. The Transferee is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrants, and it and any account for which it is acting is each able to bear the economic risk of such an investment.

     4. The Transferee is acquiring the Warrants purchased by it for its own account or for one or more accounts (each of which is an "accredited investor") as to each of which the Transferee exercises sole investment discretion.

     The Company and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,





cc:  Mellon Investor Services LLC, as Warrant Agent





                                      C-2